Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No 333-271892) of HilleVax, Inc., and
(2)
Registration Statement (Form S-8 No. 333-264590) pertaining to the HilleVax, Inc. 2021 Equity Incentive Plan, HilleVax, Inc. 2022 Incentive Award Plan, and HilleVax, Inc. 2022 Employee Stock Purchase Plan of HilleVax, Inc.;

of our report dated March 20, 2024 with respect to the consolidated financial statements of HilleVax, Inc., included in this Annual Report (Form 10-K) of HilleVax, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California

March 20, 2024